UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

MOBILIS RELOCATION SERVICES INC.
(Name of small business issuer in its charter)

Nevada	6531	Applied For
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

527 15th Avenue SW, Suite 410, Calgary, Alberta, T2R 1R5, Canada
(403) 680-8994
(Address and telephone number of principal executive offices)

527 15th Avenue SW, Suite 410, Calgary, Alberta, T2R 1R5, Canada
(Address of principal place of business or intended place of business)

Nevada Agency and Trust Company
50 West Liberty Street, Suite 880, Reno, Nevada 89501
(775) 322-0626
(Name, address and telephone number of agent for service)

With copies to:
THE O’NEAL LAW FIRM, P.C.
14835 E. Shea Boulevard
Suite 103 PMB 494
Fountain Hills, Arizona 85268
Tel: (480) 812-5058
Fax: (888) 353-8842

Approximate date of commencement of proposed sale to public:
As soon as practical after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities At registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

Indicate by check mark whether the registrant is a large accelerated filer, and accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐      Accelerated Filer ☐      Non-accelerated filer ☐      Smaller Reporting Company ☒

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (1)	AMOUNT OF REGISTRATION FEE (1)
Common Stock	1,900,000 shares	$0.02	$38,000	$1.50
(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE RERGISTRATION SHALL BECOME EFFECTIVE ON SUCH A DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated June 13, 2008

PROSPECTUS
MOBILIS RELOCATION SERVICES, INC.
1,900,000 SHARES
COMMON STOCK

The selling shareholders named in this prospectus are offering the 1,900,000 shares of our common stock offered through this prospectus. The 1,900,000 shares offered by the selling shareholders represent 55.88% of the total outstanding shares as of the date of this prospectus. We will not receive any proceeds from this offering.  We have set an offering price for these securities of $0.02 per share of our common stock offered through this prospectus.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Selling Shareholders
Per Share	$0.02	None	$0.02
Total	$38,000	None	$38,000

Our common stock is presently not traded on any market or securities exchange.  The sales price to the public is fixed at 0.02 per share until such time as the shares of our common stock are traded on the NASD Over-The-Counter Bulletin Board electronic quotation service.  Although we intend to apply for trading of our common stock on the NASD Over-The-Counter Bulletin Board electronic quotation service, public trading of our common stock may never materialize.  If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board electronic quotation service, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

The purchase of the securities offered through this prospectus involves a high degree of risk.  See section of this Prospectus entitled “Risk Factors.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus Is: June 13, 2008

Summary

As used in this prospectus, unless the context otherwise requires, “we”, “us”, “our” “ Mobilis Relocation Services”, “Mobilis Relocation” or “Mobilis” refers to Mobilis Relocation Services, Inc.  All dollar amounts in this prospectus are in U.S. dollars unless otherwise stated.  The following summary is not complete and does not contain all of the information that may be important to you.  You should read the entire prospectus before making an investment decision to purchase our common shares.

Mobilis Relocation Services, Inc.

Mobilis Relocation Services, Inc. was incorporated in the State of Nevada as a development stage company with a mission of becoming a leading resource for an individual or family’s relocation / moving needs.  It aims to offer a high value service that combines a vast array of current information, contacts, links and other information regarding all aspects of a move, at a low cost.  It will initially begin by offering a purely online presence, which will fill a gap in the current marketplace. We are still in our development stage and plan on commencing business operations in early 2009.

We have not earned any revenues to date. We do not anticipate earning revenues until such time as we have completed our website and are able to accept business. As of March 31, 2008, we had $49,964 cash on hand and $1,441 liabilities. Accordingly our working capital position as of March 31, 2008 was $48,523. Since our inception through March 31, 2008, we have incurred a net loss of $4,477. We attribute our net loss to having no revenues to offset our expenses and the professional fees related to the creation and operation of our business.

Our fiscal year ended is March 31.

We were incorporated on November 19, 2007 under the laws of the State of Nevada. Our principal offices are located at Suite 410 – 527 15th Avenue SW, Calgary, Alberta, Canada. Our telephone number is (403) 680-8994.

The Offering

Securities Being Offered	Up to 1,900,000 shares of our common stock.

Offering Price	The offering price of the common stock is $0.02 per share. We intend to apply to the NASD Over-the-Counter Bulletin Board electronic quotation service to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transaction negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares To Be Sold in This Offering	None

Securities Issued and to be Issued	3,400,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders and thus there will be no increase in our issued and outstanding shares as a result of this offering. The issuance to the selling shareholders was exempt due to the provisions of Regulation S.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet Data	March 31, 2008 (audited)
Cash	$ 49,964
Total Current Assets	$ 49,964
Liabilities	$ 1,441
Total Stockholder’s Equity	$ 48,523

Statement of Loss and Deficit	From Inception (November 19, 2007) to March 31, 2008 (audited)
Revenue	$ -
Net Loss for the Period	$ 4,477

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related To Our Financial Condition and Business Model

If we do not obtain additional financing, we will not be able to conduct our business operations to the extent that we become profitable

Our current operating funds will cover the initial stages of our business plan; however, we currently do not have any operations and we have no income. Because of this and the fact that we will incur significant legal and accounting costs necessary to maintain a public corporation, we will require additional financing to complete our development activities. We currently do not have any arrangements for financing and we may not be able to obtain financing when required.  We believe the only source of funds that would be realistic is through a loan from our president and the sale of equity capital.

Our Independent Auditor has indicated that he has substantial doubt about our ability to continue as a going concern, if true, you could lose your investment

John Kinross-Kennedy, C.P.A., our independent auditor, has expressed substantial doubt about our ability to continue as a going concern given our lack of operating history and the fact to date have had no revenues. Potential investors should be aware that there are difficulties associated with being a new venture, and the high rate of failure associated with this fact.  We have incurred a net loss of $4,477 for the period from November 19, 2007 (inception) to March 31, 2008 and have had no revenues to date. Our future is dependent upon our ability to obtain financing and upon future profitable operations from our website. These factors raise substantial doubt that we will be able to continue as a going concern.

Our financial statements included with this prospectus have been prepared assuming that we will continue as a going concern. Our auditor has made reference to the substantial doubt as to our ability to continue as a going concern in his audit report on our audited financial statements for the year ended March 31, 2008. If we are not able to achieve revenues, then we may not be able to continue as a going concern and our financial condition and business prospects will be adversely affected.

Because we anticipate our operating expenses will increase prior to our earning revenues, we may never achieve profitability

Prior to completion of our development stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from our business development, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we may not be able to generate any revenues or ever achieve profitability. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because our president has only agreed to provide his services on a part-time basis, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail

Because we are in the development stage of our business, Mr. Zenith will not be spending a significant amount of time on our business. Mr. Zenith expects to expend approximately 15 hours per week on our business. Competing demands on Mr. Zenith's time may lead to a divergence between his interests and the interests of other shareholders. Mr. Zenith is the founder of a real estate investment management company where he focuses the majority of his time, and none of the work he will be undertaking will directly compete with Mobilis Relocation Services Inc.

Because our president owns approximately 44% of our outstanding common stock, investors may find that corporate decisions influenced by Mr. Zenith are inconsistent with the best interests of other stockholders

Mr. Zennith is our president and sole director. He owns approximately 44% of the outstanding shares of our common stock as of the date of this prospectus. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of its assets, the interests of Mr. Zenith may still differ from the interests of other stockholders. Mr. Zenith owns 1,500,000 common shares for which he paid $0.01 per share.

Because our President and sole director is a Canadian Resident, difficulty may arise in attempting to effect service or process on him in Canada

Because Mr. Zenith our sole director and officer, is a Canadian resident, difficulty may arise in attempting to effect service or process on him in Canada or in enforcing a judgment against Mobilis Relocation Services, Inc.’s assets located outside of the United States.

The success of our business depends on the continued use and growth of the Internet as a commerce platform

The existence and growth of our service depends on the continued acceptance of the Internet as a commerce platform for individuals and enterprises. The internet could possibly lose its viability as a tool to pay for online services by the adoption of new standards and protocols to handle increased demands of Internet activity, security, reliability, cost, ease-of-use, accessibility and quality of service.  The acceptance and performance of the Internet has been harmed by “viruses,” “worms,” and “spy-ware”.  If for some reason the Internet was no longer widely accepted as a tool to pay for online services, the demand for our service would be significantly reduced, which would harm or cause our business to fail.

Because we will rely on a third-party for hosting and maintenance of our website, mismanagement or service interruptions could significantly harm our business

Our website will be hosted and maintained by a third party hosting service.  Any mismanagement, service interruptions, or damage to the data of our company or our customers, could result in the loss of customers, or other harm to our business.

Because we face significant competition our business may fail

Many of our competitors have long operating histories, greater financial, technical, and marketing resources.  Because we face significant competition from other companies offering similar services, the current and possible increase in competition may result in price reductions, reduced gross margins, and could have a material adverse effect on our business, financial condition, and results of operations.

Evolving regulation of the Internet may adversely affect us

As Internet commerce continues to evolve there may be increased regulation by federal, state and/or foreign agencies.  Any new regulations which restrict our business could harm or cause our business to fail.

Risks Related To This Offering

If a market for our common stock does not develop, shareholders may be unable to sell their shares

There is currently no market for our common stock and a market may never develop. We currently plan to apply for listing of our common stock on the Over-the-Counter Bulletin Board electronic quotation service upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the Over-the-Counter Bulletin Board electronic quotation service or, if traded, a public market may never materialize. If our common stock is not traded on the Over-the-Counter Bulletin Board electronic quotation service or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

If a market for our common stock develops, our stock price may be volatile

If a market for our common stock develops, we anticipate that the market price of our common stock will be subject to wide fluctuations in response to several factors, including:

  the evolving demand for our service;
  our ability or inability to arrange for financing;
  our ability to manage expenses;
  changes in our pricing policies or our competitors; and
  global economic and political conditions.

Further, if our common stock is traded on the Over-the-Counter Bulletin Board electronic quotation service, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations may adversely affect the market price of our common stock.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline

The selling shareholders are offering 1,900,000 shares of our common stock through this prospectus. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall.

Because our stock is a penny stock, shareholders will be more limited in their ability to sell their stock

The shares offered by this prospectus constitute a penny stock under the Securities and Exchange Act. The shares will remain classified as a penny stock for the foreseeable future. Penny stocks generally are equity securities with a price of less than $5.00.  Broker/dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission.  The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules: the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of price fluctuations in the price of the stock and may reduce the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules, and accordingly, investors in this offering may find it difficult to sell their securities, if at all.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  The actual results could differ materially from our forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The $0.02 per share offering price of our common stock was determined arbitrarily by us. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value. We intend to apply to the Over-the-Counter Bulletin Board electronic quotation service for the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934 (the “Exchange Act”). If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders named in this prospectus. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders named in this prospectus.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 1,900,000 shares of common stock offered through this prospectus. The selling shareholders acquired the 1,900,000 shares of common stock offered through this prospectus from us at a price of $0.02 per share in an offering that was exempt from registration under Regulation S of the Securities Act of 1933, as amended (the “Securities Act”) and completed on March 31, 2008. We will file with the Securities and Exchange Commission prospectus supplements to specify the names of any successors to the selling shareholders specified in this registration statement who are able to use the prospectus included in this registration statement to resell the shares registered by this registration statement.

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.	the number of shares owned by each prior to this offering;
2.	the total number of shares that are to be offered by each;
3.	the total number of shares that will be owned by each upon completion of the offering;
4.	the percentage owned by each upon completion of the offering; and
5.	the identity of the beneficial holder of any entity that owns the shares.

Name Of Selling Stockholder	Shares Owned Prior to this Offering	Total Number of Shares to Be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Brandon Antonini	150,000	150,000	Nil	Nil
Amber Beierle	25,000	25,000	Nil	Nil
Michael Boyd	50,000	50,000	Nil	Nil
Beverly Brezer	50,000	50,000	Nil	Nil
Wade Butler	50,000	50,000	Nil	Nil
Christopher Cameron	50,000	50,000	Nil	Nil
Curtis Cameron	50,000	50,000	Nil	Nil
Floyd Campbell	150,000	150,000	Nil	Nil
Simon Davies	75,000	75,000	Nil	Nil
Sam Feldman	50,000	50,000	Nil	Nil
Catherine Gauthier	50,000	50,000	Nil	Nil
Cecil Horwitz	150,000	150,000	Nil	Nil

Ken Howard	75,000	75,000	Nil	Nil
Michael Kordos	150,000	150,000	Nil	Nil
Cory Krygier	50,000	50,000	Nil	Nil
Jeremy Lee	50,000	50,000	Nil	Nil
Craig Lister	50,000	50,000	Nil	Nil
Josie Lorgna - Mosqueda	25,000	25,000	Nil	Nil
Jonathan Macalino	150,000	150,000	Nil	Nil
Matthew MacDonald	25,000	25,000	Nil	Nil
Philip Mosqueda	25,000	25,000	Nil	Nil
Ralph Platz	75,000	75,000	Nil	Nil
Benjamin Prosser	25,000	25,000	Nil	Nil
Jacob Prosser	25,000	25,000	Nil	Nil
Alyssa Rabin	50,000	50,000	Nil	Nil
Stacy Shaikin	50,000	50,000	Nil	Nil
Craig Steinberg	50,000	50,000	Nil	Nil
Daniel Weiner	50,000	50,000	Nil	Nil
Drew Zenith	75,000	75,000	Nil	Nil
Total	1,900,000	1,900,000	Nil	Nil

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

Other than Drew Zenith, the cousin of Zacharey Zenith our President, sole officer and director, none of the selling shareholders:

(1)	has had a material relationship with us other than as a shareholder at any time within the past three years; or

(2)	has ever been one of our officers or directors.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.	On such public markets as the common stock may from time to time be trading;
2.	In privately negotiated transactions;
3.	Through the writing of options on the common stock;
4.	In short sales; or
5.	In any combination of these methods of distribution.

The sales price to the public is fixed at $0.02 per share until such time as the shares of our common stock are traded on the Over-the-Counter Bulletin Board electronic quotation service. Although we intend to apply for trading of our common stock on the Over-the-Counter Bulletin Board electronic quotation service, public trading of our common stock may never materialize. If our common stock becomes traded on the Over-the-Counter Bulletin Board electronic quotation service, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.	The market price of our common stock prevailing at the time of sale;
2.	A price related to such prevailing market price of our common stock; or
3.	Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission’s rule 144.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders named in this prospectus.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. The selling shareholders and any broker-dealers who execute sales for the selling shareholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

Description of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock, with a par value of $0.001 per share. As of June 13, 2008, there were 3,400,000 shares of our common stock issued and outstanding held by thirty (30) stockholders of record. There are no preferred shares authorized or issued.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy.  Holders of our common stock representing thirty three and one-third percent (33 1/3%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any dividends in the foreseeable future.

Pre-emptive Rights

Holders of common stock are not entitled to pre-emptive or subscription or conversion rights, and there are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of common stock are, and the shares of common stock offered hereby will be when issued, fully paid and non-assessable.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover laws

Nevada revised statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation.  Because of these conditions, the statute does not apply to our company.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

John Kinross-Kennedy, C.P.A., our accountant, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in his audit report. John Kinross-Kennedy, C.P.A. has presented his report with respect to our audited financial statements. The report of John Kinross-Kennedy, C.P.A. on the financial statements herein includes an explanatory paragraph that states that we have not generated revenues and have an accumulated deficit since inception which raises substantial doubt about our ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The O’Neal Law Firm, P.C., our independent legal counsel, has provided an opinion on the validity of our common stock.

Description of Business

In General

Mobilis Relocation Services Inc. (“Mobilis” or the “Company”) was incorporated in Nevada on November 19, 2007, with a mission of becoming a leading resource for an individual or family’s relocation / moving needs.  It aims to offer a high value service – a tailored and complete relocation report that combines a vast array of current information, contacts, links and other information regarding all aspects of a move, at a low cost.  It will initially begin by offering a purely online presence, and will fill a gap in the market for the following reasons.

♦	“Traditional” relocation specialists invariably involve a labor intensive process, whereby individuals provide a personalized service which tends to be either high cost or bundled with other high cost services.

♦	Simple books and guides on relocating normally do not offer detailed, current, or the most relevant information tailored to an individual’s particular circumstances.

♦	Current online offerings are invariably aligned with or are simple extensions of one or more service providers (i.e. owned by a moving or real estate company) and are geared toward steering consumers to purchase particular services (i.e. “call for a quote” or fill in a form and someone will call you).

The basic problem is that high value services are costly and today’s online offerings are really just simple conduits for other services.  It is the goal of Mobilis to combine the best features of the above approaches and provide consumers with a best of breed solution – not only with the most information, but also with highly detailed and relevant information.  Because the process will be automated and online, this can be provided at a fraction of the cost of current high value offerings.

This service will appeal to consumers for several reasons:

♦	It will offer consumers the ability to specify in detail exactly what kind of information they need.

♦	The site will tell them exactly what information is available concerning all the areas they want information on. There will be no guesswork – for example how many moving contacts there are in the database of the relevant area(s), whether there is detailed information concerning costing options, what types of merchant “coupons” are available in the package, what type of information is available on the new area (i.e. housing market studies, etc.).

♦	Fees charged, although low, will be tailored toward the value of the package (i.e. for packages with more information, Mobilis may have higher prices).

The critical difference between Mobilis and virtually every other service available in the marketplace today will be that Mobilis will be providing objective, detailed, relevant information whereas other providers are an attempt to sell particular moving service(s).

Revenues will be derived from several sources:

♦	Fees to consumers,

♦	Advertising from relevant, reputable businesses – management of Mobilis believes that there are virtually limitless possibilities in this area due to the vast number of businesses and services that may be involved in a relocation (i.e. real estate related, retail stores, moving & storage / truck rental, accommodation, cleaning / packing, renovation / repair, professional services, etc.).

The roll out plan for Mobilis is anticipated to be as follows:

♦	Design the website using state of the art graphics, techniques, and e-commerce software,

♦	Initially focus on a limited number of selected geographic locations (i.e. major demographic areas) and begin to assemble the needed information so as to populate the website with a critical mass of valuable information,

♦	Focus initial marketing techniques on these initial areas, and

♦	Begin to build out the website to include more and more areas so as to populate the site with a critical mass of information on each market area.

Depending on funding and / or revenues realized, Mobilis may hire one or more additional staff with which to conduct one of more of the following activities:

♦	More rapidly build out the site to include more relevant “areas”,

♦	Begin to provide some personal assistance for those willing to pay, and

Begin to place focus on new target markets (i.e. working with businesses and their corporate employee relocations – where the business is the customer and pays for the move rather than the individual customer).

The Industry

Traditional Moving & Storage Industry

The US moving and household storage industry consists of 8,000 companies with about $13 billion in combined annual revenue. Large companies include UniGroup (owner of United and Mayflower), SIRVA (Allied and North American), Atlas, and Bekins. Despite recent consolidation, the industry is largely fragmented; with the 50 largest companies holding only about 45% of the market.

Home sales, residential rental turnover, and corporate relocations drive demand for moving and storage services.  The profitability of individual companies depends on good marketing, as services are largely the same. Small companies can compete with large ones by offering competitive prices and better service for local moves. Large companies have economies of scale in being able to consolidate loads on long hauls.  The industry is fairly labor-intensive; with average annual revenue per employee being about $120,000.

Companies in this industry move household and office goods, and specialty items like pianos and trade show exhibits, either locally or interstate.  Moving companies also provide long- and short-term storage for the items that they move. About 45% of industry revenue comes from long-distance moving.  Most of the companies in this industry are privately owned.

The industry is divided into three tiers. The top tier includes long-distance moves handled by a dozen large van lines such as North American, Allied, Atlas, United, Mayflower, Bekins, and Wheaton, which each have annual revenues of $500 million to $1 billion.  Other tiers include shorter interstate moves and local moves.

The “do-it-yourself” moving (i.e. truck rental) and storage industry is also very large, highly competitive, and includes a number of significant national, regional and local competitors.  Competition is generally based on convenience of rental locations, availability of quality rental moving equipment, breadth of essential services and price.  Uhaul (a subsidiary of Amerco Inc. – UHAL – Nasdaq) is the largest competitor, with other major players including AvisBudget Group and Penske Truck Leasing.  UHaul claims to have 1,450 Company operated retail moving centers and approximately 14,500 independent U-Haul dealers.  Its rental fleet consisted of approximately 100,000 trucks, 78,500 trailers and 31,100 towing devices.  For the year ended March, 2007, revenue in the “self-moving equipment rentals” segment totaled nearly $1.5 billion for UHaul.

Relocation Services

To cater to this very large market, “relocation services” have emerged to fill many needs associated with moving.  A relocation service typically directs and manages the process of relocation, and can include many types of activities, from all aspects of the physical move to finding a new house and temporary accommodation, finding a school for children (education), finding a job for the partner (work), arranging a teacher for the family (language teaching), and arranging necessary documents (visa, long-term stay permissions).

As stated in an informational article found at http://articles.directorym.com/Relocation_Services_Bellingham_WA-r131-Bellingham_WA.html  “A ‘Relocation Services professional’ may be employed in one of several related fields: Corporate human resources, household goods movers (HHG), mobility counselors and consultants, international assignment (expatriate) professionals, and a range of concerned practitioners who are involved in workforce mobility.”

Given the breadth of services associated with moving, it is not surprising that there are many different types of “relocation” services available.  A simple search on yellowpages.com for “relocation” in “Seattle” gave the following results:

Of the 17 “relocation service” listings, most are affiliated, either directly or indirectly, with moving companies.  A few are geared toward working large corporate customers.  One of the ostensibly “pure” relocation services is geared heavily toward providing real estate services.

This result is fairly representative.  A Google search for “relocation services Seattle” turned up the following result.

Again, this is somewhat of a scattered mix of results (companies).  Clicking on the companies under “local business results” gives a simple address / telephone number listing, along with other ads.  These results obtained with this particular search are heavily geared toward moving companies, with the others being either linked or directly tied to real estate related companies.  Names such as “Ace Relocation Systems” and “Windermere Relocation” (misspelled on the site), while providing legitimate relocation services, are in reality extensions of other entities (i.e. Ace is an agent for Atlans Van Lines and heavily oriented towards providing moving services).

While appearing to be a “relocation service”, navigating the Ace website essentially brings the reader to a moving estimate form, shown below.

Extensive research by Mobilis indicates that the results obtained with this particular search is very typical.

Online relocation service offerings that ostensibly appear to offer relocation services usually provide some form of basic information concerning relocating, but key services such as moving, real estate, and other services also become part of a “get a quote” system – whereby one submits information and receives a call back.  One good example of this is Canadian Relocation Systems, which claims to be “the Online Guide for people Relocating or Moving in Canada” (http://relocatecanada.com/).  However, with the more important services, readers are simply presented with quote forms such as the “Easy Move” form shown below.  Other forms on that particular website include “Easy Realtor”, “Easy Storage”, etc.  The site, in the end, is really a simple conduit to various service providers.

In the case of Windermere Relocation (found in the Seattle search),

“Founded in 1984, we have continually sought to develop the advantages of merging real estate and relocation services. Our experienced team of Personal Relocation Counselors…”  and “one of the most respected and fastest-growing relocation companies in the industry. Our services are backed by an extensive network of more than 8,600 qualified Windermere real estate brokers and associates.”  “We can provide coordination and support for your move in many areas, including:

  Relocation counseling
  Local destination information including
  schools
  community
  cost of living comparisons
  and more!
  Nationwide home sale assistance
  Home search at destination.”

Under the “Moving Yourself” banner, the link to “more information” does not function (it would seem clear that personal counselors are still involved).

From the point of view of the development of the Mobilis business strategy, it is important to distinguish between attempting to provide meaningful, complete and independent information regarding moving / relocating versus an attempt to provide a service in a direct fashion.  This is where the “relocation” industry seems to be – virtually all sites appear oriented toward some form of service provision rather than an effort to enable consumers.  While it difficult to generalize using a limited number of examples, extensive research by Mobilis has concluded that:

♦	“Relocation” means different things to different people and the industry is very highly fragmented,

♦	“Relocation” services are, by and large, geared toward selling other related products and services (i.e. as an extension of other “core” services such as real estate or moving).

♦	Personalized services, where available, are provided by (expensive) relocation counselors.

Other resources under the banner of “relocation” may include offerings such as guides or specialty services (i.e. temporary or furnished accommodation, employment / immigration services).

The Mobilis Relocation Service

Creating a New Best of Breed Offering

Mobilis is geared toward providing a service that capitalizes on the fragmented, conflict-ridden offerings currently in the marketplace.  In particular, the Mobilis service will be one that:

♦	Can be trusted,

♦	Can provide consumers with a vast amount of relevant information,

♦	Constantly strives to offer consumers additional value-added services and options,

♦	Provides all of the above but at low cost.

Mobilis intends to accomplish these goals through employing the following approach:

♦	Inform people as to exactly what its service offers and what it does not provide – right from the outset when the website is introduced to the consumer (i.e. “About Us” / “Home Page”) and also before anything is paid for the service (i.e. details concerning what is available on the site and what they can expected to receive when they pay for a relocation report). It will not force consumers to go through any form of call backs from sales people or other forms of extensive interview sessions that basically direct them to particular service offerings.

♦	Offer consumers a highly detailed search form which enable them to specify precisely what type of information they are interested in receiving.

♦	Research particular demographic areas in order to assemble the most information possible in virtually all relevant areas. For example, with they key “moving” area (i.e. moving companies), Mobilis will attempt to offer consumers several options and provide details on each. The report may provide, for example, an extensive amount of detail that have been researched by Mobilis concerning costing options, ancillary services, etc. – basically how the mover operates – the customer can then make an informed decision regarding who they are interested in following up with.

♦	Attempt to offer consumers ways of saving money through the use of the Mobilis service (i.e. coupons and other special offers).

♦	Automate the process of interacting with consumers, providing the service online, at a low cost.

The basic theme is to provide the highest value service (i.e. tailored, valuable content) in an automated online service at a low cost that can be trusted in today’s fragmented marketplace.

Benefits to the Consumer

There are many benefits that Mobilis will offer to consumers versus current offerings:
  Consumers will not be tied to one particular service (i.e. forced to purchase the moving or real estate service of the relocation service provider).
  Consumers will not be contacted (or upsold) by aggressive service companies being “pushed” on them by many other relocation sites (i.e. request a quote).
  Simple, straightforward, easily navigated website.
  Easily understood consumer report.
  More control over the process – rather than simply following the recommendations of one particular consultant, consumers will be given options – along with information concerning these options – with which to make an informed and confident decision (along with conducting any follow up research they may desire).
  Less time consuming.
  Money saving coupons and special offers.
  Low cost.
  In the future, an option of accessing a hand-on relocation counselor.

The basic underlying theory is that many consumers do not necessarily want to be pigeon-holed into particular service offerings by today’s relocation specialists – many simply desire a source of objective and extensive information.

Examples of Content

There are many elements involved in a major individual or family relocation and Mobilis intends to provide information of as many of these elements as possible.  Summarized below are some representative areas.

Element	Company / Management Function
The “Area”	Links to maps & guides. Online city / regional portals.

Chambers of commerce. Arrival services. Schools. General retail services. Employment services.
Real Estate
  Housing market studies.
  Real estate companies (i.e. agents).
  Building trades (plumbing, electrical, renovation services).
  Insurance.
  Home & pest inspection.
  Security services.
  Retail (furniture, plants, appliances, flooring) – coupons & special offers.

Moving	Movers / truck rental. Packing. Cleaning / maid services. Storage. Vehicle moving (i.e. motorcycle, ATV, principal vehicles, etc.). Removal. Coupons & special offers.
Accommodation	Long term rental services. Furnished rental sites. Hotel / motel. Coupons & special offers.
General Information	Relocation checklist. Moving planner. Companies / organizations to be notified. Change of service (telephone, utilities, etc.). “Trailing spouse”. Packing tips. Overlooked items.

Revenue Sources

Management of Mobilis believes that – in terms of online offerings – the relocation business offers a multitude of revenue opportunities, including:

  Advertising in virtually every category mentioned above, including “Real Estate”, “Moving”, “Accommodation”, as well as variety of retail services.  Advertising potential is considered to be very high.

  Fees paid by consumers for reports.

  Personal consulting, over time as the website and Mobilis operations and funding can support its introduction.

Marketing

Establishing a Combination of Trust & Content

Management believes that the key competitive advantage of Mobilis will lie in its ability to establish trust while at the same time proving extensive, objective, and meaningful content.  The site will be marketed in a manner which convinces consumers that it is not geared to simply selling them a service, but rather that they have an opportunity to purchase a complete package of information, all contained in an easily readable report, at a very reasonable price.  In order to accomplish this there are several design features that must be included.
  Welcome / Home Page will be geared to getting this fundamental message through to consumers from the onset.
  Background information. Mobilis intends to have the most general, background material available to the consumer.  It will be the mission of Mobilis that virtually no other site will have more of this information available online than the Mobilis site.  What the site will not offer freely is information that is tailored to their particular move.  While navigating the site, attempts will be made to reinforce the message that valuable information specific to their move is available upon filling out a detailed questionnaire and for a small fee.
  Questionnaire page. The objective of the website will be to direct consumers to the questionnaire page, at which time they will be given the opportunity to fill out many types of information relevant to their move.  Whereas other sites appear to offer this type of service, as noted this is little more than a quote service and the information requested is not really much more than getting contact information from the consumer and where they are moving from and to. The objective of the questionnaire page(s) will be to obtain the same type of detailed information regarding the move as a actual relocation consultant would need to have in order to begin giving advice concerning the move.
  Results page. Upon submission of the form, the site will then inform the consumer the extent of and what types of information is available in a report.  This will allow the consumer to assess the value proposition being offered.  The principal reason for this is the belief that if the consumer is unsure of what is being purchased they will be more inclined to refuse the service and leave the website.

Marketing Details

The principal target market for Mobilis will be consumers and their families intending to engage in a major relocation.  Although it is envisioned that this will normally be from one city to another, the service can also apply to those remaining in the same locale.  It will be important to conduct a two-pronged approach to marketing - (1) to drive consumers / customers to the website, and (2) to establish relationships with service providers / vendors / advertisers.

To drive consumers to the website:

  Mobilis will develop its branded internet web-site, initially focused on one or more major metropolitan areas.  To date, Mobilis has reserved its domain name.

  Instituting a wide range of state of the art “search” strategies (i.e. keyword-based advertising, and major search engines).
  Use of Web directories.  If “paid for” internet advertising is advisable, Mobilis will assess its cost-benefit for each market area being entered / researched.
  Depending on funding and cost, use of online shopping directories.  Most of the major search engines and Web directories have shopping areas on their Web sites that showcase selected merchants and that list hundreds of merchants by product category.  It has been shown that many Internet users use one of these shopping directories when looking for online merchants to buy from, and that it can be a good way to obtain exposure for a service offering.
  Pursuing a variety of public relations activities, including media articles.

 To establish relationships with service providers:

  Mobilis will develop extensive lists of vendors.
  In addition to indirectly gathering information on vendors, Mobilis will conduct email and other direct marketing campaigns to them.
  Vendors will be given the opportunity to provide additional detailed and relevant information concerning their services as well as provide a coupon / discount to Mobilis customers.  Selected vendors will be given the opportunity to advertise on the website.
  Pursuing a range of co-marketing and other arrangements with local providers of services having a weak or non-existent web presence.
  With partner sites, Mobilis intends to set up cross links to increase traffic and enhance search engine positioning.

Depending on funding, Mobilis may engage a competent Internet marketing individual / firm to assist with these efforts.

Employees

We have no employees as of the date of this prospectus other than our president. We conduct our business largely through the outsourcing of experts in each particular area of our business.

Research and Development Expenditures

We have not incurred any material research or development expenditures since our incorporation.

Subsidiaries

We do not currently have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Office Property

We maintain our executive office at 527 15th Avenue SW, Suite 410, Calgary, Alberta, Canada, T2R 1R5. This office space is being provided to the company free of charge by our president, Mr. Zenith. This arrangement provides us with the office space necessary at this point. Upon significant growth of the company it may become necessary to lease or acquire additional or alternative space to accommodate our development activities and growth.

Legal Proceedings

We are not currently a party to any legal proceedings.

Our agent for service of process in Nevada is Nevada Agency and Trust Company, 50 West Liberty Street, Suite 880, Reno, Nevada 89501.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the Over-the-Counter Bulletin Board electronic quotation service upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the Over-the-Counter Bulletin Board electronic quotation service or, if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement.

Mobilis Relocation Services, Inc. is subject to the penny stock rules, and disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock and stockholders may have difficulty selling those securities.

Holders of Our Common Stock

As of the date of this Registration Statement, we had thirty (30) shareholders of record.

Rule 144 Shares

None of our common stock is currently available for resale to the public under Rule 144.  In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least 180 days is entitled to sell his or her shares.  However, Rule 144 is not available to shareholders for at least one year subsequent to an issuer that previously met the definition of Rule 144(i)(1)(i) having publicly filed, on Form 8K, the information required by Form 10.

As of the date of this prospectus, no selling shareholder has held their shares for more than 180 days and it has not been at least one year since the company filed the Form 10 Information on Form 8K as contemplated by Rule 144(i)(2) and (3).  Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934; and (ii) enable our common stock to be traded on the NASD over-the-counter bulletin board.  We plan to file a Form 8-A registration statement with the Commission to cause us to become a reporting company with the Commission under the 1934 Act. We must be a reporting company under the 1934 Act in order that our common stock is eligible for trading on the NASD over-the-counter bulletin board.  We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on a recognized market for the trading of securities in the United States.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors.  In the near future, in order for us to continue with our mineral exploration program, we will need to raise additional capital.  We believe that obtaining reporting company status under the 1934 Act and trading on the OTCBB should increase our ability to raise these additional funds from investors.

Financial Statements

Index to Financial Statements:

Audited consolidated financial statements for the period ended March 31, 2008, including:

29          Auditors’ Report

30          Balance Sheet

31          Statement of Operations

32          Statement of Stockholders’ Equity

33          Statement of Cash Flows

34          Notes to Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:  The Board of Directors and Shareholders
Mobilis Relocation Services Inc.
Reno, Nevada

I have audited the accompanying balance sheet of Mobilis Relocation Services Inc. as of March 31, 2008 and the related statements of operations, stockholders’ equity and cash flows for the period then ended. These financial statements are the responsibility of the Company’s management.  My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has suffered an initial loss and has not yet commenced operations.  This raises substantive doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In my opinion, based on my audit, the financial statements referred to above present fairly, in all material respects, the financial position of Mobilis Relocation Services Inc. as of March 31, 2008 and the results of its operations, its stockholders’ equity and its cash flows for the period ended March 31, 2008, in conformity with United States generally accepted accounting principles.

The Company has determined that it is not required to have, nor was I engaged to perform, an audit of the effectiveness of its documented internal controls over financial reporting.

John Kinross-Kennedy
Certified Public Accountant
Irvine, California
June 9, 2008

MOBILIS RELOCATION SERVICES INC.
(A Development Stage Company)
Balance Sheet
As at March 31, 2008

ASSETS

CURRENT ASSETS
Cash and Cash Equivalents	$ 49,964

49,964

TOTAL ASSETS	$ 49,964
============

LIABILITIES & STOCKHOLDERS' DEFICIT

CURRENT LIABILITES
Accounts Payable	$ 1,441

1,441

Total Liabilities	1,441

Commitments and contingencies (Note 4)

STOCKHOLDERS' DEFICIT
Common Stock, $0.001 par value, 75,000,000 shares authorized,
3,400,000 shares issued and outstanding	3,400
Additional paid-in capital	49,600
Deficit accumulated in the development stage	(4,477)

Total Stockholders' Equity (Deficit)	48,523

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$ 49,964
============

The accompanying notes are an integral part of these financial statements.

MOBILIS RELOCATION SERVICES INC.
(A Development Stage Company)
Statement of Operations

			For the period
			of Inception,
	For the three	For the	from Nov. 19,
	months ended	period ended	2007 through
	March 31,	March 31,	March 31,
	2008	2008	2008

Revenues	$ -	$ -	$ -

Costs and Expenses

Royalties
Consulting Expense	3,000	3,000	3,000
Professional Fees	-	-	-
Other General & Administrative	1,477	1,477	1,477

Total Expenses	4,477	4,477	4,477

Operating Loss	(4,477)	(4,477)	(4,477)

Net Income (Loss)	$ (4,477)	$ (4,477)	$ (4,477)
	===========	===========	============

Basic and Dilutive net loss per share	$ (0)	$ (0)
	===========	===========

Weighted average number of shares
outstanding, basic and diluted	1,680,000	1,145,455
	===========	===========

The accompanying notes are an integral part of these financial statements

MOBILIS RELOCATION SERVICES INC.
(A Development Stage Company)
Statement of Stockholders' Equity (Deficit)
For the period ended March 31, 2008

				Accumulated
			Additional	Deficit During
	Common Stock		Paid-in	Development
	Shares	Amount	Capital	Stage	Total

Balances at November 19, 2007	-	$ -	$ -	$ -	$ -
Common stock issued for cash in
January, 2008 at $0.01 per share	1,500,000	1,500	13,500		15,000
Common stock issued for cash in
February, 2008 at $0.02 per share	800,000	800	15,200		16,000
Common stock issued for cash in
March, 2008 at $0.02 per share	1,100,000	1,100	20,900		22,000
Net loss, period ended March 31, 2008				(4,477)	(4,477)

Balances at Dec. 31, 1983	3,400,000	$ 3,400	$ 49,600	$ (4,477)	$ 48,523
	========	========	=========	==========	=========

The accompanying notes are an integral part of these financial statements

MOBILIS RELOCATION SERVICE INC
(A Development Stage Company)
Statements of Cash Flows

			For the period
			of Inception,
	For the three	For the	from Nov. 19,
	months ended	period ended	2007 through
	March 31,	March 31,	March 31,
	2008	2008	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$ (4,477)	$ (4,477)	$ (4,477)
Adjustments to reconcile net loss to net cash
used by operating activities:
Change in operating assets and liabilities:
Increase (Decrease) in accounts payable	1,441	1,441	1,441

Net Cash provided by (used by)
Operating Activities	(3,036)	(3,036)	(3,036)

CASH FLOWS FROM INVESTING ACTIVITIES

Net Cash (used by) Investing Activities	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the sale of Common Stock	53,000	53,000	53,000

Net Cash provided by Financing Activities	53,000	53,000	53,000

NET INCREASE IN CASH	49,964	49,964	49,964

CASH AT BEGINNING OF PERIOD	-	-	-

CASH AT END OF PERIOD	$ 49,964	$ 49,964	$ 49,964
	===========	===========	============

CASH PAID FOR:
Interest	$ -	$ -	$ -
Income Taxes	$ -	$ -	$ -

The accompanying notes are an integral part of these financial statements

MOBILIS RELOCATION SERVICES INC.

NOTES TO FINANCIAL STATEMENTS
For the Period ended March 31, 2008

NOTE 1 - BUSINESS AND CONTINUED OPERATIONS

Mobilis Relocation Services Inc. was organized under the laws of the State of Nevada on November 19, 2007. The Company was formed for the purpose of engaging in all lawful businesses. The Company’s authorized capital consisted of 75,000,000 shares of $0.001 par value common voting stock.

The financial statements presented include all adjustments which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows for the period presented in accordance with the accounting principles generally accepted in the United States of America. All adjustments are of a normal recurring nature.

Current Business of the Company

The Company had no material business operations from inception November 19, 2007 to March 31, 2008.  The company formed plans to offer a resource for individual or family relocation / moving needs.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and equivalents

Cash and equivalents include investments with initial maturities of three months or less.

Fair Value of Financial Instruments

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards (“SFAS”) No. 107, “Disclosures About Fair Value of Financial Instruments.”  SFAS No. 107 requires disclosure of fair value information about financial instruments when it is practicable to estimate that value.  The carrying amounts of the Company’s financial instruments as of March 31, 2008 approximate their respective fair values because of the short-term nature of these instruments.  Such instruments consist of cash, accounts payable and accrued expenses.  The fair value of related party payables is not determinable.

Income Taxes

The Company utilizes SFAS No. 109, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The Company generated deferred tax credits through net operating loss carryforwards.  However, a valuation allowance of 100% has been established, as the realization of the deferred tax credits is not reasonably certain, based on going concern considerations outlined below.

Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company had an initial operating loss of $4,477.   The Company had a positive cash flow of $49,964, from the sale of stock in the period ended March 31, 2008.  The company has a shareholders’ equity of $48,523 at March 31, 2008.  The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease development of operations.

In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations the Company will need, among other things, additional capital resources.  Management’s plans to continue as a going concern include raising additional capital through sales of common stock.  In the interim, shareholders of the Company are committed to meeting its minimal operating expenses.  However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations.  The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Development-Stage Company

The Company is considered a development-stage company, having no operating revenues during the period presented, as defined by Statement of Financial Accounting Standards (“SFAS”) No. 7.  SFAS No. 7 requires companies to report their operations, shareholders deficit and cash flows since inception through the date that revenues are generated from management’s intended operations, among other things.  Management has defined inception as November 19, 2007.  Since inception, the Company has incurred an operating loss of $4,477, much of which related to consultants, as a means to generate working capital.  The Company’s working capital has been generated through the sales of common stock.  Management has provided financial data since November 19, 2007 “Inception” in the financial statements, as a means to provide readers of the Company’s financial information to make informed investment decisions.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.  Actual results could differ from those estimates.

Earnings (Loss) Per Share

Statement of Financial Accounting Standards No. 128 “Earnings Per Share” requires presentation of basic earnings per share and diluted earnings per share.  Basic income (loss) per share (“Basic EPS”) is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period.  Diluted earnings per share (“Diluted EPS”) is similarly calculated using the treasury stock method except that the denominator is increased to reflect the potential dilution that would occur if dilutive securities at the end of the applicable period were exercised. There were no potential dilutive securities for the period  ended March 31, 2008.

The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations for the period  ended March 31, 2008.

Numerator:

Basic and diluted net loss per share:

Net Income (Loss)                                           $ (4,477)

Denominator

Basic and diluted weighted average
   number of shares outstanding                        1,145,455

Basic and Diluted Net Loss Per Share              $    0.004

NOTE 3 – RELATED PARTY TRANSACTIONS

On January 10, 2008 the President and C.E.O., Zachary Zenith, purchased 1,500,000 shares of common stock of the Company at $0.01 per share.

NOTE 4 - COMMITMENTS AND CONTINGENCIES

There were no commitments or contingencies in the three months ended March 31, 2008.

NOTE 5 – CAPITAL STOCK TRANSACTIONS

On January 10, 2008, 1,500,000 shares were issued for cash at $0.01 per share.

In  February, 2008,  800,000 shares were issued for cash at $0.02 per share.

In March, 2008, 1,100,000 shares were issued for cash at $0.02 per share.

At March 31, 2008 the Company had authorized 75,000,000 common shares, of which the total  issued and outstanding was 3,400,000.

NOTE 6 – LITIGATION

There were no legal proceedings against the Company with respect to matters arising in the ordinary course of business. Neither the Company nor any of its officers or directors is involved in any other litigation either as plaintiffs or defendants, and have no knowledge of any threatened or pending litigation against them or any of the officers or directors.

Plan of Operations

Three Phase Plan

Mobilis plans to commence phase I that will be dedicated to the following activities.

  Design and construction of the Mobilis website, which will include an ecommerce capability,

  Establishing merchant relationships with Paypal and credit card companies,

  With an initial focus on at least one major market area, developing extensive lists of various industry suppliers (i.e. see “The Mobilis Relocation Service” above for types and examples).

  Developing detailed marketing techniques and plans that will appeal to consumers.

  Go live with its website.

The budget for phase one is approximately $15,000 to $20,000 and is expected to be complete by February 2009. Mobilis currently has sufficient funds to complete phase one of its plan of operations.

The second phase of the operating plan will begin in March 2009 and will be continuous as it will be focused on the build out of the website to additional market areas.  It is expected that the President of Mobilis will head this effort. Due to the nature of the costs involved and the fact that Mr. Zenith will not be receiving a salary at this time, it is expected that expenses related to phase two to be less than approximately $5,000 - $10,000. The company currently has sufficient cash on hand to fund this phase of its plan of operations. The timeline will depend on the revenues and or funding at that time. If the company begins to generate sufficient revenues it will hire additional staff to facilitate a more rapid assembly of relevant content.

If Mobilis is successful implementing its’ business plan and begins to produce meaningful revenues from the website, Management will institute phase three of the business plan, which may involve hiring additional staff to handle special requests and begin to deal with more personalized, complex demands by consumers.  It is anticipated that much higher fees will be charged for this service.  However, it is planned at this time that the nature of the service will remain the same – being the delivery of objective advice for consumers (as opposed to “pushing” the delivery of services) in order to continue to reinforce the “pure” Mobilis brand.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Results of Operations for Fiscal Year Ending March 31, 2008

We did not earn any revenues from inception through the period ending March 31, 2008.  We do not anticipate earning revenues until such time as we have begun operations on our website.  We are presently in the start-up phase of our business and we can provide no assurance that we will attain sufficient business on our website to attain profitability.

We incurred operating expenses in the amount of $4,477 from inception on November 19, 2007 through the period ended March 31, 2008.  These operating expenses included the research and the preparation of our business plan in addition to administrative expenses.  We anticipate our operating expenses will increase as we undertake our plan of operations.  The increase will be attributed to costs associated with setting up and maintaining our website, and the professional fees to be incurred in connection with the filing of a registration statement with the Securities Exchange Commission under the Securities Act of 1933.  We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

Liquidity and Capital Resources

As of March 31, 2008, we had cash of $49,964 and operating capital of $48,523.

We have not attained profitable operations and are dependent upon obtaining financing to pursue significant exploration activities beyond those planned for the current fiscal year.  For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

Changes in and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of June 13, 2008 are as follows:

Name	Age	Position(s) and Office(s) Held
Zacharey Zenith	36	President, Chief Executive Officer, Chief Financial Officer, and Director

Set forth below is a brief description of the background and business experience of each of our current executive officers and directors.

Zacharey Zenith.  Mr. Zenith is our CEO, CFO, President, Secretary, Treasurer and sole director. Mr. Zenith has extensive experience in the real estate field. Following receipt of a BBA from the University of Winnipeg in 1994, Mr. Zenith completed the real estate 1000 course and worked as a real estate agent for ReMax and Century 21 through 2003, when he completed an accredited Mortgage Broker licence course. In 2004, Mr. Zenith founded Alphabet Financial Corp. (“Alphabet”), a real estate investment management company that is engaged in raising money for real estate development and lending. Since that time, Alphabet has or is in the process of developing $25 million of single and muti family real estate located in Calgary’s inner city and as a private lender to many of Calgary’s mid size builders. Alphabet also manages over $30 million worth of residential and commercial real estate in Calgary.

Directors

Our bylaws authorize no less than one (1) director.  We currently have one Director.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than our President. We do not believe we will require any additional employees until such time as the website is complete and begins obtaining significant postings. We are outsourcing in the meantime for the development of our website.

Executive Compensation

Compensation Discussion and Analysis

The Company presently not does have employment agreements with any of its named executive officers and it has not established a system of executive compensation or any fixed policies regarding compensation of executive officers.  Due to financial constraints typical of those faced by a development stage business, the company has not paid any cash and/or stock compensation to its named executive officers.

Our current named executive officer holds substantial ownership in the Company and is motivated by a strong entrepreneurial interest in developing our operations and potential revenue base to the best of his ability.   As our business and operations expand and mature, we may develop a formal system of compensation designed to attract, retain and motivate talented executives.

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to each named executive officer for our last two completed fiscal years for all services rendered to us.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Zacharey Zenith, CEO, CFO, President, Secretary-Treasurer, & Director	2007 2008	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0

Narrative Disclosure to the Summary Compensation Table

Our named executive officers do not currently receive any compensation from the Company for their service as officers of the Company.

Outstanding Equity Awards At Fiscal Year-end Table

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of the end of our last completed fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Shares of Stock That Have Not Vested (#)	Market Value of Shares or Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested (#)

Zacharey Zenith	0	0	0	0	0	0	0	0	0

Compensation of Directors Table

The table below summarizes all compensation paid to our directors for our last completed fiscal year.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Zacharey Zenith	0	0	0	0	0	0	0

Narrative Disclosure to the Director Compensation Table

Our directors do not currently receive any compensation from the Company for their service as members of the Board of Directors of the Company.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of June 13, 2008, the beneficial ownership of our common stock by each executive officer and director, by each person known by us to beneficially own more than 5% of the our common stock and by the executive officers and directors as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 3,400,000 shares of common stock issued and outstanding on June 13, 2008.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class*

Common	Zacharey Zenith 410 - 527 15th Ave. SW Calgary, AB T2R 1R5	1,500,000	44.12%

Common	Total all executive officers and directors	1,500,000	44.12%

Common	5% Shareholders
	None

As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

The persons named above have full voting and investment power with respect to the shares indicated.  Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

In accordance with the provisions in our articles of incorporation, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Certain Relationships and Related Transactions

We issued 1,500,000 total shares of common stock at a price of $0.01 per share to our president, Mr. Zenith for total consideration of $15,000 effective January 10, 2008. This issuance was made to Mr.Zenith, who is a sophisticated individual and was in a position of access to relevant and material information regarding our operations. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.

Family relationships between any of the selling shareholders and Zacharey Zenith our President and Sole Director:

Drew Zenith             Cousin

Available Information

We have filed a Registration Statement on form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This Prospectus is filed as a part of that Registration Statement, but does not contain all of the information contained in the Registration Statement and exhibits. Statements made in the Registration Statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our Registration Statement and each exhibit attached to it for a more detailed description of matters involving the company. You may inspect the Registration Statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the Registration Statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our Registration Statement and the referenced exhibits can also be found on this site.

Dealer Prospectus Delivery Obligation

Until ______________, all dealers that effect in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Item 13. Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$1.50
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$0
Accounting fees and expenses	$2,500
Legal fees and expenses	$5,000

Total	$7,501.50

All amounts are estimates, other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation.  Our articles of incorporation do not contain any limiting language regarding director immunity from liability.  Excepted from this immunity are:

  a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

  a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

  a transaction from which the director derived an improper personal profit; and

  willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

  such indemnification is expressly required to be made by law;

  the proceeding was authorized by our Board of Directors;

  such indemnification is provided by us, in our sole discretion, pursuant to the powers  vested in us under Nevada law; or;

  such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 15. Recent Sales of Unregistered Securities

We closed an issue to 1,500,000 shares of common stock on January 10, 2008 to our sole officer and director, Zacharey Zenith, at a price of $0.01 per share.  The total proceeds received from this offering were $15,000.  These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.  We did not engage in any general solicitation or advertising.

We completed an offering of 1,900,000 shares of our common stock at a price of $0.02 per share to a total of twenty nine (29) purchasers on March 31, 2008.  The total amount we received from this offering was $38,000. The identity of the purchasers from this offering is included in the selling shareholder table set forth above.  We completed this offering pursuant Rule 903(C)(3) of Regulation S of the Securities Act of 1933.

Item 16. Exhibits
Exhibit Number	Description
3.1	Articles of Incorporation
3.2	By-Laws
5.1	Opinion and Consent of The O’Neal Law Firm, P.C.
23.1	Consent of John Kinross-Kennedy, Certified Public Accountant

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser,

          (a) If the Company is relying on Rule 430B:

i. Each prospectus filed by the Company pursuant to Rule 424(b)(3) shall be deemed  to be  part of the  registration  statement  as of the  date  the  filed prospectus was deemed part of and included in the registration statement; and

ii.  Each  prospectus  required  to be filed  pursuant  to Rule  424(b)(2), (b)(5),  or (b)(7) as part of a registration  statement in reliance on Rule 430B relating to an offering made pursuant to Rule  415(a)(1)(i),  (vii),  or (x) for the  purpose of  providing  the  information  required  by section  10(a) of the Securities  Act shall be deemed to be part of and  included in the  registration statement  as of the earlier of the date such form of  prospectus  is first used after  effectiveness  or the date of the first contract of sale of securities in the  offering  described  in the  prospectus.  As  provided  in Rule  430B,  for liability  purposes  of the  issuer  and any  person  that  is at  that  date an underwriter,  such  date  shall  be  deemed  to be a new  effective  date of the registration  statement relating to the securities in the registration statement to which that  prospectus  relates,  and the offering of such securities at that time shall be deemed to be the initial  bona fide  offering  thereof;  provided, however,  that no statement made in a registration  statement or prospectus that is part of the  registration  statement  or made in a document  incorporated  or deemed  incorporated by reference into the registration  statement or prospectus that is part of the  registration  statement will, as to a purchaser with a time of  contract  of sale  prior to such  effective  date,  supersede  or modify any statement  that was made in the  registration  statement or prospectus  that was part of the  registration  statement  or made in any such  document  immediately prior to such effective date; or

          (b) If the Company is subject to Rule 430C:

Each  prospectus  filed  pursuant to Rule 424(b) as part of a  registration statement relating to an offering, other than registration statements relying on Rule 430B or other than  prospectuses  filed in reliance on Rule 430A,  shall be deemed to be part of and included in the  registration  statement as of the date it is first used after effectiveness;  provided, however, that no statement made in a  registration  statement  or  prospectus  that is part of the  registration statement or made in a document incorporated or deemed incorporated by reference into the  registration  statement or prospectus that is part of the registration statement  will, as to a purchaser with a time of contract of sale prior to such first use,  supersede or modify any statement that was made in the  registration statement or prospectus that was part of the  registration  statement or made in any such document  immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:  The undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to the purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)  Insofar as Indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Calgary, Alberta, Canada, on June 13, 2008.

MOBILIS RELOCATION SERVICES, INC.

By: /s/ Zacharey Zenith
Zacharey Zenith
President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and sole Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Zacharey Zenith as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

By:  /s/ Zacharey Zenith
       Zacharey Zenith
       President, Chief Executive Officer, Chief Financial Officer,
       Principal Accounting Officer and sole Director
       June 13, 2008